EXHIBIT 10.13

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

[TRANSLATION]

AGREEMENT OF SALE OF SHARES

Agreement of sale of shares entered into in Laval, on July 28, 2005, Judicial District of Laval, Province of Quebec, Canada.

BETWEEN:	YVES THÉRIAULT, domiciled and residing at 2230 Viau Street, Montreal, Province of Quebec, Canada, H1V 3H5;

(hereinafter referred to as: “Thériault”)

AND:	BRUNO ST-ONGE, domiciled and residing at 2400 Des Chenaux Blvd., Trois-Rivières, Quebec, Canada, G8Z 1A1;

(hereinafter referred to as: “St-Onge”)

AND:
GESTION BRUNO ST-ONGE INC., a body politic duly incorporated pursuant to Part 1A of the Companies Act (Quebec), with its registered office at 2400. Des Chenaux Blvd., Trois-Rivières, Quebec, Canada, G8Z 1A1, acting herein and represented by Bruno St-Onge, duly authorized by a resolution of its sole director adopted on July 28, 2005;

(hereinafter referred to : “Gestion”)

(Thériault, St-Onge and Gestion hereinafter collectively referred to as: the “Vendor”).

AND:
WATER BANK OF AMERICA INC., a corporation legally incorporated pursuant to the Canada Business Corporations Act, with its registered office at 1000, de la Gauchetière West, Suite 2400, Montreal, Quebec H3B 4W5, acting herein and represented by Michel P. Pelletier, duly authorized by a resolution of its sole director adopted on July 28, 2005;

(hereinafter referred to as: the “Purchaser”)

AND:
4287762 CANADA INC., a corporation legally incorporated pursuant to the Canada Business Corporations Act, with its registered office at 12,271 Route 11, Village Blanchard, New Brunswick, Canada E8P 1R4, acting herein and represented by Yves Thériault, duly authorized by a resolution of its director adopted on July 28, 2005;

(hereinafter referred to as: the “Corporation”)

AND:	MICHEL P. PELLETIER, businessman, domiciled and residing at 62, Montrose, Pointe-Claire, Quebec, Canada, H9R 2S4;

AND:	JEAN-JEAN PELLETIER, businessman, domiciled and residing at 100 des Sommets Avenue, Apt. 1603, Île des Soeurs, Quebec, H3E 1Z8;

AND:	PIERRE PELLETIER, businessman, having elected domiciled for the purposes hereof at 1000, de la Gauchetière West, Suite 2400, Montreal, Quebec, H3B 4W5;

AND:	ROBERT PELLETIER, businessman, domiciled and residing at 6365 Collins Avenue, Suite 3601, Miami Beach, 33141;

(hereinafter collectively referred to as: the “Intervener”)

WHEREAS on or about April 11, 2005, Thériault made an offer to purchase in favour of the Business Development Bank of Canada (hereinafter referred to as: “BDBC”) regarding the acquisition of all of the assets of Breuvages Loric Beverages Inc., as more fully described in the above-mentioned offer to purchase (hereinafter referred to as: the “Assets”), which document is annexed hereto as Schedule A (hereinafter referred to as: the “Offer”);

WHEREAS the Vendor has transferred all of the rights held by it with respect to the Offer pursuant to Section 8 of the latter in order for the Corporation to purchase all of the Assets, as more fully described in the Offer;

WHEREAS the Corporation completed the acquisition of the Assets on June 23, 2005, the whole as it appears from documents contained in the closing agenda of which this agreement is a part;

WHEREAS the Corporation has begun to operate certain commercial activities in view of relaunching the activities of Breuvages Loric Beverages Inc., consisting in the marketing of bottled spring water;

WHEREAS the Vendor is the sole and unique owner of all the issued and outstanding shares in the share capital of the Corporation (hereinafter referred to as: the “Shares”), which Shares are described in greater detail in the following table:

SHAREHOLDERS	NUMBER AND CLASS	CERTIFICATES
Thériault	67 Class “A” Shares	A-2
St-Onge	11 Class “A” Shares	A-3
Gestion	22 Class “A” Shares	A-4

WHEREAS the Vendor wishes to sell the Shares to the Purchaser who wishes to purchase them;

WHEREAS the Vendor has represented that:

1.	The Corporation is a valid and subsisting which has the authority to hold the Assets which it presently owns;

2.	The Shares that the Vendor is selling, transferring and conveying are entirely paid up and free of any charges whatsoever and the Vendor is authorized to sell them;

3.
The Vendor is the true beneficial owner of the Shares thus sold and such shares are free of any lien, pledge, encumbrance or other charge of any nature whatsoever, and are not subject to any purchase options or sale agreements other than the one made herein in favour of the Purchaser;

4.	To its knowledge, no other person has any rights on the Assets of the Corporation;

WHEREAS the Parties wish to record in writing their agreement concerning the acquisition of the Shares, which Shares are more fully described in the following provisions.

AS A RESULT OF THE PRECEDING, THE PARTIES AGREE AS FOLLOWS:

1.	RECITALS AND SCHEDULES

The preamble and the schedules, if any, are an integral part hereof.

2.	PURPOSE

The Vendor hereby sells the Shares to the Purchaser, the whole according to the terms and conditions and the price stipulated herein.

3.	PURCHASE PRICE

The present sale is made for and in consideration of the total amount of four hundred fifty thousand dollars ($450,000.00), namely four thousand five hundred dollars ($4,500.00) per share of shares as well as the issuance of three hundred thousand (300,000) options of the Corporation in favour of Thériault and St-Onge to purchase common shares in the share capital of the Purchaser, as well as the issuance of three million (3,000,000) common shares in the share capital of the Purchaser in favour of Thériault, the whole as set forth in the following table:

	CONSIDERATION
VENDOR	Monetary	Options	Shares
Thériault	$301,500.00	200,000	3,000,000
St-Onge	$49,500.00	100,000	N/A
Gestion	$99,000.00	N/A	N/A
Total	$450,000.00	300,000	3,000,000

4.	TERMS OF PAYMENT

4.1	Initial Payment

On or about June 23, 2005, the Vendor paid an amount of twenty-five thousand dollars ($25,000.00) to the Purchaser as partial consideration for the purchase of the Shares, the whole as it appears from a copy of the certified cheque in the amount of twenty-five thousand dollars ($25,000.00), a copy of which is annexed hereto as Schedule 4.1.

4.2	Payment of Balance

The Purchaser undertakes to pay the Vendor the balance of the purchase price in the amount of four hundred twenty-five thousand dollars ($425,000.00) according to the following schedule:

1.	At the latest at the expiry of the sixth (6th) month after the date of execution hereof, an amout of two hundred seventy-five thousand dollars ($275,000.00);

2.	At the latest on the expiry of the eight (8th) month following the date of execution hereof, the balance in the amount of one hundred fifty thousand dollars ($150,000.00);

3.
But, in any event, at the latest on the date the Purchaser becomes a public corporation within the meaning of the securities laws in effect in Quebec, with its shares listed on a recognized Canadian or American stock exchange, such as the TSX.

The balance of the purchase price will not bear interest unless the Purchaser fails to reimburse the Vendor within the above-mentioned time limit. In this case, the full balance of the purchase price will bear interest at the rate of ten percent (10%) per annum calculated as of the date of execution hereof.

The Parties agree that the balance of the purchase price may be reimbursed in advance without penalty or interest and, with this end in view, the Purchaser undertakes to pay sixty percent (60%) of any investment resulting from the debentures issued by the latter in favour of the Vendor, unless such payments could jeopardize the Purchaser’s passage from the status of a private corporation to that of a public corporation whose shares are listed on a recognized Canadian or American stock exchange, such as the TSX, or if they could jeopardize its solvency.

4.3	Guarantee with Respect to the Balance of the Purchase Price

As long as the balance of the purchase price has not been paid by the Purchaser, the share certificate number A-5 representing the Shares purchased by the Purchaser will be held in guarantee with Deveau, Lavoie, Bourgeois, Lalande & Associates (hereinafter referred to as: the “Depositary”) to guarantee the payment of the balance of the purchase price and any interest, to be disposed of in the manner provided for in the Pledge Agreement annexed hereo as Schedule 4.3.

5.	REPRESENTATIONS AND COVENANTS OF THE PURCHASER

The Purchaser makes the following representations for the benefit of the Vendor:

5.1	Nominee

The Purchaser is acting herein for its own interest and not as a representative, an agent, a nominee or in any other capacity for any other person whatsoever.

5.2	Qualification

The Purchaser has all of the powers required by law and has taken all the legal measures required to be authorized to sign the present agreement and it has the power and authority to purchase the Shares.

The Purchaser also has all of the powers required to exercise the rights granted to it and to honour the obligations that are incumbent upon it pursuant hereto.

5.3	Canadian Residency

The Purchaser is a Canadian resident within the meaning of the Income Tax Act (Canada) and the Taxation Act (Quebec).

5.4	Status of Assets

The Purchaser acknowledges having inspected all of the Assets of the Corporation, having carried out all of the analysis of whatsoever nature regarding the said Assets and having completed the due diligence required for the purchase of the Assets, including, but without limiting the generality of the preceding, any analysis of the water that may be collected on the Corporation’s site located at 12,271, Route 11, Village Blanchard, New Brunswick, Canada, E8P 1R4.

With this end in view, the Purchaser acknowledges that the present sale is made without any guarantees of whatsoever nature, and declares itself satisfied as to the status of the Assets, including without limiting the generality of the preceding, the quality of the spring.

5.5	Reimbursement of Thériault

On this same date, the Corporation gives Thériault a cheque in the amount of ninety-seven thousand five hundred dollars ($97,500.00) as reimbursement for the amounts paid by Thériault as down payment for the purchase of the Assets.

5.6	Operations

The Purchaser hereby authorizes the Vendor to take all of the necessary measures in order that the water bottling operations may resume and, with this end in view, the Purchaser undertakes to reimburse the Vendor, on presentation of the necessary vouchers, for all of the expenses incurred with respect to the operation of the business of the Corporation, plus ten percent (10%), said expenses to be reimbursed no later than six (6) months after the presentation of the required vouchers.

5.7	Equipement Related to the Manufacture of Ice Cubes

The Purchaser undertakes to allow the Vendor to undertake the necessary measures to install a machine for the manufacture of ice cubes. All of the expenses relating to the said installation will be subject to the conditions more fully described in Section 5.6.

With respect to the capital invested by the Vendor, it shall be reimbursed according to terms to be negotiated subsequently between the parties.

5.8	Reimbursement of the Property Tax Credit

The Purchaser undertakes to reimburse the Vendor the property tax credit in the amount of four thousand four hundred forty-three dollars and twenty-two cents ($4,443.22) within the same time limit as the last instalment of the balance of the purchase price.

6.	REPRESENTATIONS AND COVENANTS OF THE VENDOR

The Vendor makes the following representations for the benefit of the Purchaser:

6.1	Ownership of Shares

The Vendor is the sole and unique holder with full ownership of the Shares and has the authority to sell them;

6.2	Charges

The Shares are free of any charge whatsoever;

6.3	Covenant

It has not undertaken, for and on behalf of the Corporation, any covenant nor has it incurred any obligations with respect to the Corporation, except as described in Schedule 6.3;

6.4	Debt and Liabilities

The Corporation has no debt or other liabilities whatsoever, present or contingent, except as described in Schedule 6.4;

6.5	New Corporation

The Corporation has been created recently and has carried out, as of the date hereof, summary activities in view of relaunching the water bottling business;

6.6	Share Capital

There are no options, warrants, rights, contracts, calls for payment, covenants or agreements of any nature whatsoever that may affect the title of the Shares that are the subject of this sale and/or with respect to the authorized share capital of the Corporation not yet issued;

6.7	Execution

That it will sign all documents required to give effect to the provisions hereof.

6.8	Return of Documents

That it will return all of the documents, files and minute books relating to the Corporation as soon as the balance of the purchase price will have been paid.

7.	ADMINISTRATION OF THE CORPORATION’S AFFAIRS

7.1	Composition of the Board of Directors of the Corporation

The Purchaser undertakes, as long as:

(1) the balance of the purchase price has not been repaid in full;

(2) the expenses have not been fully reimbursed according to Sections 5.6 and 5.7;

(3) it is not a public corporation whose shares are listed on a recognized Canadian or American stock exchange, such as the TSX:

(4) to ensure that the following persons or any person referred to by one of the following persons, be elected and re-elected as directors of the Corporation:

•	Michel L’Italien;

•	Yves Thériault;

•	Bruno St-Onge;

•	Jean-Jean Pelletier;

•	Michel Pelletier.

7.2	Administrative Decisions

As long as the conditions set forth in sub-sections 7.1(1), (2) and (3) are not met, all of the decisions relating to the administration of the Corporation’s affairs will be made by a majority of the directors, each of them having one vote. The chairman of the board of directors will not have a deciding vote.

7.3	Financial Statements

The parties shall see to it that a follow-up of operations is carried out on a monthly basis by producing appropriate internal balance sheets, as well as annual financial statements when required.

8.	GENERAL PROVISIONS AND INTERPRETATION

8.1	Schedules

The preamble and the schedules, if any, are an integral part hereof. In the event of a conflict between a schedule and the provisions hereof, the provisions hereof shall have priority.

8.2	Heirs, Successors and Assigns

This agreement binds the parties hereto, their heirs, legatees by particular title, estate liquidators, curators, tutors, advisors for persons of full age, administrators, trustees in bankruptcy and receivers as well as all their legal representatives or assigns.

8.3	Amendment

This agreement can only amended or supplemented by a written instrument agreed upon by all the parties hereto.

8.4	Severability

Each of the sections or paragraphs hereof are interpreted separately and the invalidity of a section or a paragraph shall not result in the invalidity of the entire agreement.

8.5	Cumulative Rights

All the rights mentioned in this agreement are cumulative and not alternative.

8.6	Non-waiver of Rights

The fact that a party hereto has not demanded the full execution of any of the covenants agreed upon herein or has not always exercised any one of its rights granted therein shall not be deemed as a future waiver of such right or the execution of such covenant. Unless stipulated otherwise, any waiver by any of the parties hereto to any of its rights shall only be effective when established in writing and any such waiver shall only apply to the rights and circumstances expressly mentioned in the said waiver.

8.7	Time is of the Essence

The parties declare that the time limits established herein are final and the calculation thereof will be made in accordance with the provisions of the Code of Civil Procedure of Quebec in effect at the date of execution hereof.

8.8	Headings

The headings are only inserted for reference and convenience purposes; they shall in no way served for the interpretation of the provisions hereof.

8.9	Priority of Agreements

The parties acknowledge that the provisions hereof constitute a complete, full and faithful representation of the undertakings entered into between the parties and they formally waive their right to any and all discussions and negotiations that preceded the execution, the present agreement superseding any previous agreement having the same purpose.

8.10	Assignment of Rights

None of the parties may assign its rights pursuant to this agreement, save and except if all of the parties hereto agree to such assignment in writing.

8.11	Governing Law

This agreement is governed by the laws in effect in Quebec and in Canada when they are applicable therein.

8.12	Originals

All of the signed and initialed copies hereof constitute originals of the one and only agreement. However, the copies that are only signed constitute copies.

8.13	Mediation

Before going to arbitration, the parties undertake to submit any dispute between them regarding the interpretation or application of the provisions contained herein to a mediator, and to participate in good faith in the mediation procedure. The mediator will be chosen by mutual agreement between the parties and if they fail to agree upon the choice of a mediator, the parties agree to settle the dispute by arbitration.

Moreover, they agree that all of the mediation initiatives and sessions will be carried out under the seal of confidentiality and subject to all of their rights and recourses. Nothing that is written or said during such initiatives or sessions will be admissible as evidence in a legal procedure or otherwise.

Any dispute or litigation settled by mediation will be submitted to the courts for confirmation.

8.14	Arbitration

The parties hereto wish that any dispute that may arise in the interpretation or application hereof, except in the case where a specific provision provides for an alternative means, and subject to recourses regarding injunction, be submitted to arbitration according to the provisions of Articles 2638 and following of the Civil Code of Quebec and Articles 940 and following of the Code of Civil Procecure of Quebec, to the exclusion of the courts of law.

However, if all of the parties hereto agree, one sole arbitrator will be fully authorized to act with respect to such procedures.

9.	INTERVENTIONS

The Interveners intervene hereto so as to be informed of the provisions stipulated herein and to undertake to carry out such provisions and to be held jointly liable for all of the obligations of the Purchaser as stipulated herein in favour of the Vendor. With this end in view, the Interveners waive the benefit of discussion and division.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AND INITIALED ONE (1) COPY IN LAVAL, ON THIS 28TH DAY OF THE MONTH OF JULY 2005.

THE PURCHASER WATER BANK OF AMERICA

By: (signed)
Michel P. Pelletier

THE CORPORATION 4287762 CANADA INC.

By: (signed)
Yves Thériault

THE VENDOR

(signed)	(signed)
Yves Thériault	Bruno St-Onge

THE VENDOR GESTION BRUNO ST-ONGE INC.

By: (signed)
Bruno St-Onge

THE INTERVENERS

(signed)
Michel P. Pelletier

(signed)
Jean-Jean Pelletier

(signed)
Pierre Pelletier

(signed)
Robert Pelletier

[TRANSLATION]

OFFER TO PURCHASE tendered on April 11, 2005, in the City of Moncton, Province of New Brunswick, Canada.

HEREINAFTER REFERRED TO AS THE "OFFERER"

TO: **BUSINESS DEVELOPMENT BANK OF CANADA**, as mortgagee, pursuant the *Property Act*, R.S.N.B. 1973, Chapter P-19 and pursuant the *Personal Property Security Act*, R.S.N.B. 1973, Chapter P-7.1 and represented for the purposes hereof by Mr. Bernard F. Miller of the law firm McInnes Cooper, 655 Main Street, Suite 300, Moncton, Province of New Brunswick, Canada, E1C 9Y8;

HEREINAFTER REFERRED TO AS THE "BENEFICIARY"

WHEREAS the BENEFICIARY, as mortgagee, wishes to sell by tender delivered to McInnes Cooper, 655 Main Street, Suite 300, Moncton, Province of New Brunswick, the assets more fully described hereunder, the whole as it appears from the Notice of Mortgage Sale attached hereto as Schedule A;

WHEREAS the OFFERER, after preliminary enquiry, wishes to purchase the said assets, the whole in compliance with the Notice of Mortgage Sale issued as of March 10, 2005 by Mr. Bernard F. Miller, counsel for the BENEFICIARY;

1. INTERPRETATION

1.1 Terminology

Unless otherwise implicitly or explicitly stated to the contrary in the text, the following words and expressions shall be interpreted according to the following definitions:

1.1.1 Affected Assets

means all of the assets described in the above-mentioned Notice of Mortgage Sale, including but without limiting the generality of the preceding, the assets described hereunder:

Page 1 of 12

(a) Parcel number 1:

Property located at 12271 Route 111, Village Blanchard, New Brunswick and identified as PID 20511531, together with all the buildings and improvements thereon and the privileges and appurtenances thereto belonging or in any way appertaining.

(b) Parcel number 2:

Property located at 12271 Route 111, Village Blanchard, New Brunswick and identified as PID 20712378, together with all the buildings and improvements thereon and the privileges and appurtenances thereto belonging or in any way appertaining.

(c) Parcel number 3:

Property located at 12271 Route 111, Village Blanchard, New Brunswick and identified as PID 20685392, together with all the buildings and improvements thereon and the privileges and appurtenances thereto belonging or in any way appertaining.

(d) As well as the chattels located at 12271 Route 111, Village Blanchard, New Brunswick, including but without limiting in any way the generality of the preceding, the assets described in Schedule 1.1.1 (d) hereof.

(e) The assets photographed on April 6, 2005, the whole as it appears from the photographs annexed as Schedule 1.1.1 (e) hereof.

1.1.2 Closing Date

means at the latest the ninetieth (90th) day following the date of acceptance of this offer, or any other date mutually agreed upon between the parties for the execution of the documents required to carry out the transaction that is the object hereof.

1.1.3 Effective Date

means the closing date or any other date mutually agreed upon among the parties starting with the date on which the OFFERER takes delivery of the Affected assets and assumes the risks relating thereto.

2. OFFER TO PURCHASE

2.1 Purpose

The OFFERER offers to purchase from the BENEFICIARY the Affected assets according to the terms and conditions stipulated hereunder.

2.2 Conditions

Page 2 of 12

The present offer is conditional upon confirmation that:

(a) the spring belonging to Loric Beverages Inc. is in fact located on one or the other of parcels number 1, 2 and 3 as described in greater detail hereinabove;

(b) the present sale includes all of the operating permits for the above-mentioned spring as well as all legal and government authorizations or others, and that such authorizations are valid and allow for the exploitation of the spring and are transferable in favour of the OFFERER;

(c) the Affected assets are free of any other privity and may legally be sold to the OFFERER by the BENEFICIARY;

(d) the OFFERER'S tender is accepted with respect to the parcels of the premises as well as with respect to the chattels so as to allow the OFFERER to purchase all of the Affected assets.

3. PRICE OFFERED

3.1 Amount

The amount proposed for the acquisition of the Affected assets is **SIX HUNDRED FIFTY THOUSAND DOLLARS** ($650,000.00) (hereinafter referred to as the "Purchase Price").

3.2 Adjustments

All adjustments, if any, regarding insurances, taxes, electricity, telephone and other expenses paid in advance shall be made on the date set for the closure, and the BENEFICIARY undertakes to settle the payment thereof up to such date.

4. TERMS OF PAYMENT

4.1 Down Payment

According to the Notice of Mortgage Sale, the OFFERER, on the same date, will give Deveau, Lavoie, Bourgeois, Lalande & Associates, *in trust*, legal counsel for the OFFERER, whose offices are located at 2540 Daniel-Johnson Blvd., Suite 400, Laval, Quebec H7T 2S3, Canada, a deposit representing fifteen percent (15%) of the amount of the tender, namely ninety-seven thousand five hundred dollars ($97,500.00), said deposit to be remitted to the OFFERER if the Offer is not accepted or is retained by the BENEFICIARY as liquidated damages in the event of default by the OFFERER to complete the transactions following the acceptance of this offer.

4.2 Balance of the Purchase Price

Page 3 of 12

The balance of the Purchase Price, namely five hundred fifty-two thousand five hundred dollars ($552,500.00) will be paid in cash to the BENEFICIARY at the date of closing.

5. REPRESENTATIONS OF THE OFFERER

The OFFERER makes the following representations for the benefit of the BENEFICIARY:

5.1 Qualification

The OFFERER has all of the powers required by law and has taken all the legal measures required in order to be authorized to sign the present agreement and has the power and authority to purchase the Affected assets.

The OFFERER also has all of the powers required to exercise the rights granted to him and to honour the obligations that are incumbent upon him pursuant to this offer.

5.2 Canadian Residency

6. REPRESENTATIONS OF THE BENEFICIARY

The BENEFICIARY makes the following declarations for the benefit of the OFFERER, it being understood that said representations shall be renewed as of the closing date and maintained in effect until such time as they expire pursuant to the terms and conditions of the sale in question and provided that they are fundamental conditions for the completion of the transactions;

6.1 Qualification

The BENEFICIARY has the right and the authority to freely dispose of the Affected assets and, to its knowledge, there are no obstacles or any legal or contractual restrictions hindering the free disposal thereof.

6.2 Titles of Occupancy and Permits

6.2.1 Validity of Real Estate Titles

The BENEFICIARY has good and valuable title with respect to all the Affected assets.

6.2.2 Insurance

There is sufficient insurance in effect to cover the Affected assets and said insurances are sufficient to cover the full value of the Affected assets.

Page 4 of 12

6.2.3 Disclosure

To the knowledge of the BENEFICIARY, there exist no fact or situation that could have an adverse effect or is likely to have an adverse effect on the value of the Affected assets.

7. ABSENCE OF WARRANTY

The OFFERER accepts the assets as such and acknowledges that there is no condition or warranty, explicit or implicit, with respect to the description, classification, condition, size or quantity of the assets.

8. ASSIGNMENT OF THE OFFER

8.1 Assignment

The OFFERER hereby reserves the right to assign a portion or all of the rights resulting from the offer to any legal entity, body politic or natural person (hereinafter referred to as an "Entity") whether constituted or not as of the date hereof, provided however that the OFFERER remains jointly responsible with the assignee for all of the obligations stipulated herein.

9. GENERAL PROVISIONS AND INTERPRETATION

9.1 Schedules

9.2 Heirs, Successors and Assigns

9.3 Amendment

This offer can only be amended or supplemented by a written instrument agreed upon by all the parties hereto.

9.4 Severability

Each of the sections or paragraphs of this offer are interpreted separately and the invalidity of a section or a paragraph shall not result in the invalidity of the entire offer.

9.5 Cumulative Rights

Page 5 of 12

All the rights mentioned in this offer are cumulative and not alternative.

9.6 Non-Waiver of Rights

9.7 Headings

The headings are only inserted for reference and convenience purposes; they will in no way be used in the interpretation of the provisions hereof.

9.8 Notice

Any notice required pursuant hereto shall be sufficient if recorded in writing and sent by any means of communication that allows the sending party to show proof that said notice was effectively delivered to the receiving party.

10. EXPIRY OF THE OFFER

The present offer cannot be withdrawn before the BENEFICIARY gives notice of its acceptance or its refusal.

11. CLOSING SESSION

In the event that the offer is accepted, the closing session regarding the sale of the Affected assets will take place at a location established by mutual agreement between the parties.

IN WITNESS WHEREOF, THE OFFERER HAS SIGNED AND INITIALED THE OFFER IN ONE (1) COPY IN MONCTON, ON THIS 11TH DAY OF APRIL 2005.

THE OFFERER

By: ______(signed)______
YVES THERIAULT

ACCEPTANCE

The BENEFICIARY, through its authorized representative duly authorized for the purpose hereof as it so declares, accepts the present offer to purchase in ___________, on this ___ th day of _______________ 20___.

Page 6 of 12

Date: ______________________

THE BENEFICIARY

By: ______________________
BERNARD F. MILLER

OR ANY PERSON AUTHORIZED BY THE BENEFICIARY

Page 7 of 12

SCHEDULE 1.1.1 (d)

AFFECTED ASSETS (CHATTELS)

Page 8 of 12

From: 506 Page: 2/9 Date: 2005/04/08 08:59:11

SCHEDULE "A"
Loric Beverages Inc.

November 12, 2004
Page 1 of 8

DESCRIPTION

Bottling Lines

1. Line #1 - ELF bottling line w/ Bel 150 labeler, w/ Jet-a-mark - ink supply unit, Box sealer, Bel- 5-05 packaging unit , bottle washer s/n - 498044-5, s/n - 488044-3 (1800 bottles per hour)

2. 1999 Trio Pac Inc. - bottle sorting station w/ Jaime 1000 multi bottle filling line. Sanitaire bottle cleaner, bottle washing machine s/n 325, Fogg CPA-15RH filler s/n - 734-6-86 Consolidated bottle capper model TO-4-15 s/n - 4858 Willett sm. bottle labeler - model 2200 s/n - 9241-0016 (125 bottles per minute)

3. Various metal stands
4. - 2 - 4' bug lights
5. Plastic utility cart
6. Damark B-24-90 sleeve wrapper s/n - 4971
7. Damark S24PC shrink tunnel s/n - 4972
8. 3 sections of stockroom shelving
9. Hand cart
10. Amano time clock w/ 2 card holders
11. R.K Machinery 5HP upright air compressor model DF580V s/n - 0798754603T
12. R.K. Machine 5HP upright air compressor model - DF-7580V s/n - 0498754603T

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

From: 506 Page: 3/9 Date: 2005/04/08 08:59:11

SCHEDULE "A"

November 12,2004
Page 2 of 8

Loric Beverages

DESCRIPTION

13. Hankin ozone test unit - water test unit
14. Henkin ozone generator (ozotec)
    model B
    s/n -95208-01-HAZ130
15. Gast 3/4HP Harkison air dryer for ozone
    generator
    model - 5KC49RN0340AX
16. Nestaflex 175 retractable conveyor unit
17. Craftsman shop vac
18. Scrub bucket w/ wringer
19. SWF box/ tray maker
    model- SWFIT4
    s/n - A4066
20. Piafolift series H electric scissor lift
21. 2500gal stainless water holding tank w/
    15HP goulds pump
22. Wulftec WHP-200 pallet wrapper
    s/n - 0499-4337
23. D&L Manufacturing 18 litre filling line w/ self
    contained, washer, filler, capper
    model- UNIPLANT
    s/n - 2.W802.98
24. De-capper
25. D&L (Dostal & Lowey) high pressure washer
    model - cyclone
    s/n - 1.CY913.99
26. 6' stainless sink
27. Custom - built bottle grinding machine
28. Liftow pallet jack
29. Raymond R30TT 3000lb electric stacker
    s/n - EZ-A-94-154G
30. 10' live roll conveyor
31. Dock ramp

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From: 506 Page: 4/9 Date: 2005/04/08 08:59:12

SCHEDULE "A"

November 12, 2004
Page 3 of 8

Loric Beverages

DESCRIPTION

32. 2 - load spreader bars
33. Sullair ES-6 screw compressor s/n - 181
    w/ Dominick - Hunter air dryer
    model - RDM0140
34. Ferro - Five FR-series forklift charger
    s/n - not readable - (w/ forklift)
35. 4dr storage cabinet

Lunchroom

36. 3 - 6dr lockers
37. Double pedestal lunchroom table
38. 8 - plastic chairs
39. Gibson 2dr fridge
40. Sanyo microwave

Lunchroom- 2

41. Kitchen table w/ 4 chairs
42. 2 - barrel back chairs
43. Eaton Imperial microwave
44. Double pedestal boardroom table
45. 11 - plastic chairs
46. Swivel armchair

Lab

47. Omega Ozone reader
48. 4dr legal file cabinet
49. 4dr desk
50. Work table
51. Steno chair
52. Stanix pentium computer pkg w/ 15" monitor,
    keyboard & mouse
53. First aid kit

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From: 506 Page: 5/9 Date: 2005/04/08 08:59:12

SCHEDULE "A"

November 12, 2004
Page 4 of 8

Loric Beverages

DESCRIPTION

54. Sm. glass front storage cabinet
55. Chrome/ cloth stacking chair
56. Waste can
57. Lab-line incubator - model 120
    s/n - 0799-1859
58. Oaktron PH/MV/C meter w/ recorder output
    s/n - 44626
59. Alkaline Test kit #301
60. 5dr plans cabinet
61. Loric / Stanhome trade show presentation
    kit

Mechanical room

62. Cole 2dr file cabinet
63. 3dr desk
64. Swivel chair
65. Multi-purpose ladder
66. 2 - sections of stockroom shelving
67. FDR industrial heater
68. Misc hand tools on the bench
69. King parts washer
70. Bolt cutters
71. Trouble light
72. Black & Decker rechargeable drill
73. 4dr storage cabinet
74. Bolt cabinet & contents
75. 4dr Lawson parts cabinet w/ air fittings,
    stainless screws, misc sm parts
76. 3 parts cabinets
77. 3 sections of stockroom shelving
78. 6' aluminum stepladder
79. Makita jigsaw
80. Mastercraft tap & die set

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From: 506 Page: 6/9 Date: 2005/04/08 08:59:12

SCHEDULE "A"

November 12, 2004
Page 5 of 8

Loric Beverages

DESCRIPTION

81. Solder gun
82. Black & Decker mini grinder
83. 2 - rolls of welding wire
84. 2 - hyd. jacks
85. Milwaukee hole saw kit
86. Mastercraft router table
87. Misc hand tools
88. King C7-918A6 12"x30" metal lathe
    s/n - 558628 w/ acc
89. Miller -matic 185 elect. welder w/ spool gun,
    guages s/n - KK102032
90. Makita 2412 chop saw
91. Oxy-acet kit w/ cart
92. Brico pedestal grinder HG6B
    s/n - 6021414
93. King 14" wood band saw
94. Mastercraft 15" floor model drill press w/ vise
    - model 55-5916-2
    - s/n - 009844
95. 10' steel workbench w/ 6" vise

Production Office

96. Compeq deskpro PII computer pkg. w/ NEC
    Multi-Syc A580 monitor, keyboard & mouse
97. Canon scanner
98. Canon BJC 2100 printer
99. 4dr lateral file cabinet
100. Chrome/ cloth stacking chair
101. Swivel armchair
102. Texas-Instruments 5033SV calculator

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4 f

From: 506 Page: 7/9 Date: 2005/04/08 08:59:13

SCHEDULE "A"

November 12, 2004
Page 6 of 8

Loric Beverages

DESCRIPTION

Main Office Area - Reception

103. Super duel water dispenser
104. Vaporince bottle washer
105. 18 litre bottle filling station
106. Frigidaire 2dr fridge
107. 2 - chrome/ cloth stacking chairs
108. Cash drawer
109. Steno chair
110. Computer work table
111. Desk return
112. Canon P102-D calculator
113. CBI 2dr legal file cabinet
114. Compaq Deskpro celeron computer s/n - 6916CL82D861, w/ NEC Multisync A500 monitor -s/n JC-1581VMW, keyboard, mouse, Samsung receipt printer
115. Reception counter

Office #1

116. - 2 - chrome/ cloth stacking chairs
117. ProSource 2dr lateral file cabinet
118. 2dr woodgrain desk
119. Steno chair
120. Canon P120-DH calculator
121. Printer table
122. Hewlett- Packard Laserjet 6L printer s/n - USCB063013
123. Woodgrain computer desk w/ shelf
124. Compaq Prolinlant 800 server PII
125. Compaq Deskpro PII computer w/ tape drive, NEC MultiSync A500 monitor, keyboard, mouse, APC 700 UPS, APC 400 UPS
126. Daytek 15" monitor

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From: 506 Page: 8/9 Date: 2005/04/06 08:59:13

SCHEDULE "A"

November 12, 2004
Page 7 of 8

Loric Beverages

DESCRIPTION

127. 5dr lateral file cabinet
128. Stationary cabinet

Office #2

129. Brother MFC 1850MC fax machine
130. Printer stand
131. 4dr lateral file cabinet
132. 3dr corner desk
133. Compaq Deskpro PII computer w/ NEC A500 Multisync monitor, keyboard & mouse
134. 2 - 4dr legal file cabinets
135. Wooden file stand
136. Canon P1016-D calculator
137. Steno chair
138. Chrome/ cloth stacking chair

Managers Office

139. 3 - Chrome/ cloth stacking chairs
140. 5dr presentation cabinet
141. 2dr desk
142. Dump file
143. Coat rack
144. 4dr lateral file cabinet
145. G.E. 14" TV/VCR combination
146. 4dr desk
147. Oak swivel armchair

Spring Building

148. Custom built transfer pump
149. Pumps, well, filter system, & related items

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From: 506 Page: 8/8 Date: 2005/04/08 08:59:13

SCHEDULE "A"

November 12, 2004
Page 6 of 8

Loric Beverages

DESCRIPTION

Yard

150. Picnic table
151. Shop-built - scissor lift (storage shed)
152. 26 - metal/ wood pallet racks
153. Roussy tdm storage trailer
     s/n - unreadable
154. TDM storage trailer #4801
     s/n - unreadable
155. ManacTDM storage trailer #802123
     s/n - unreadable
156. 1993 Freightliner cabover TDM tractor
     s/n - 1FUPASEB4PL490767

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From: 450 687 0655 Page: 4/9 Date: 2005/04/05 15:49:30
16-Mar-2005 09:27am From-McInnes Cooper 506 T-351 P.002/007 F-519

NOTICE OF MORTGAGE SALE

TO: Howath Stevenson, trustee in Bankruptcy for Breuvages Loric Beverages Inc.
567 Coverdale Road
Riverview, NB E1B 3K7

AND: 047455 N.B. Ltd.
P.O. Box 5749
Caraquet, NB E1W 1B7

AND: ALL OTHERS TO WHOM IT MAY CONCERN:

NOTICE IS HEREBY GIVEN that under and by virtue of a certain Mortgage bearing the date of March 1, 1999 and registered in the Gloucester County Registry Office on May 27, 1999 as Number 10249572 made between Breuvages Loric Beverages Inc. and 047455 N.B. Ltd., as Mortgagor and the Business Development Bank of Canada, as Mortgagee, and under and by virtue of the *Property Act*, R.S.N.B. 1973 Chap. P-19, for the purpose of obtaining payment of monies secured by the said Mortgage, default having been made in the payment thereof, sealed tenders will be received by McInnes Cooper, 655 Main Street, 3rd floor, Moncton, N.B., until April 11th, 2005, 4:00 p.m., for the purchase of the following assets:

PARCEL 1: *12271 Route 111, VILLAGE BLANCHARD, NB AND IDENTIFIED AS PID 20511551* together with all the buildings and improvements thereon and the privileges and appurtenances thereto belong or in any way appertaining.

PARCEL 2: *12271 Route 111, VILLAGE BLANCHARD, NB AND IDENTIFIED AS PID 20712378* together with all the buildings and improvements thereon and the privileges and appurtenances thereto belong or in any way appertaining.

PARCEL 3: *12271 Route 111, VILLAGE BLANCHARD, NB AND IDENTIFIED AS PID 20685592* together with all the buildings and improvements thereon and the privileges and appurtenances thereto belong or in any way appertaining.

AND NOTICE IS HEREBY GIVEN that under and by virtue of a certain General Security Agreement bearing the date of March 1, 1999 and registered in the Personal Property Registry of New Brunswick on June 7, 1999 as Number 4784914 made between Breuvages Loric Beverages Inc., as Borrower, and the Business Development Bank of Canada, and under and by virtue of the *Personal Property Security Act*, R.S.N.B. 1973 Chap. P-7.1, for the purpose of obtaining payment of monies secured by the said General Security Agreement, default having been made in the payment thereof, sealed tenders will be received by McInnes Cooper, 655 Main Street, 3rd floor, Moncton, N.B., until April 11th, 2005, 4:00 p.m., for the purchase of the following chattels:

Chattels situate at Route 111, Village Blanchard, NB and described in Schedule "A" attached hereto.

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From: 450 667 0655 Page: 5/9 Date: 2005/04/05 15:49:30

16-Mar-2005 09:28am From-McInnes Cooper 505 T-351 P.003/007 F-618

AND FURTHER NOTICE is hereby given that:

1. Tenders may be submitted:

   a) en bloc for all parcels; or
   b) en bloc for all parcels and chattels; or
   c) for chattels only.

2. Only tenders in sealed envelopes will be accepted.

3. Each tender shall specify the amount offered for parcels and the amount offered for the chattels.

4. Tenders must be accompanied by a certified cheque payable to McInnes Cooper "in trust" for 15% of the amount of the tender, which deposit will be returned if the tender is not accepted or forfeited to the Business Development Bank of Canada as liquidated damages if the tender is accepted and the purchaser does not complete the purchase. On acceptance of the tender, the balance remaining will become payable at the date of closing.

5. The highest or any tender need not be accepted.

6. Tenders will be accepted on an "as is, where is" basis, that the purchaser has inspected the assets and no warranty or condition is expressed or can be implied as to description, classification, condition, size or quantity.

7. No tender may be withdrawn prior to the notification of acceptance or rejection.

8. The premises at 12271 Route 111, Village Blanchard, NB, and the chattels described in Schedule "A" attached hereto will be open for inspection at reasonable times, upon request.

DATED at Moncton, Province of New Brunswick, this 10 day of March, 2005.

Bernard F. Miller
McInnes Cooper
Moncton, NB E1C 8T6
Phone: (506) 857-8970
Solicitor for Business Development Bank of Canada

[illegible] Notice of Mortgage Sale(2).wpd

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AMENDMENTS TO THE OFFER TO PURCHASE

The Business Development Bank of Canada (hereinafter referred to as the "Beneficiary") accepts the offer to purchase tendered by Yves Thériault (hereinafter referred to as the "Offerer") on April 11, 2005, subject to the following amendments:

1. The Beneficiary makes no representations and gives no warranties regarding the affected assets in the offer to purchase. However, the Beneficiary states having taken no measures to encumber the affected assets or with respect to the assignment of the affected assets.

2. With respect to paragraph 1.1.2 of the offer to purchase tendered on April 11, 2005 (hereinafter referred to as the "Offer to Purchase"), the closing date of the transaction means on or before June 10, 2005, or any other date mutually agreed upon between the parties.

3. With respect to paragraph 2.2 of the Offer to Purchase, the Offerer shall, on or before Friday, May 6, 2005, at noon, Atlantic time (summer hours) take the necessary measures to determine if the conditions stated in the said paragraph 2.2 of the Offer to Purchase have been met. In the event that before noon, Atlantic time (summer hours) on Friday, May 6, 2005, the Offerer delivers to the Beneficiary a written notice to the effect that the conditions have not been met, the Offer to Purchase shall be cancelled and the down payment provided for in the Offer to Purchase shall be returned to the Offerer. In the event that, at noon, Atlantic time (summer hours) on Friday, May 6, 2005, the Beneficiary has not received a written notice with respect to the conditions set forth in paragraph 2.2 of the Offer to Purchase, the conditions set forth in paragraph 2.2 of the Offer to Purchase shall be deemed to have been met or the Offerer shall be deemed as having waived such conditions and the Offerer shall complete the purchase of the affected assets as stipulated in the Offer to Purchase as modified, without conditions.

4. With respect to paragraph 4.1 in the Offer to Purchase, the Offerer shall send to the Beneficiary, with its acceptance of the amendments to the Offer to Purchase, the amount of $97,500 (hereinafter referred to as the "Down Payment") payable to McInnes Cooper *in trust*, and

    a. in the event of the sending of a written notice in accordance with the provisions of paragraph 3 hereinabove that the conditions have not been met, the Down Payment shall be returned to the Beneficiary; or

    b. in the event that the conditions are met or that the conditions are deemed to have been met and the Offerer does not complete the transactions contemplated in the Offer to Purchase as modified, the Down Payment shall be retained by the Beneficiary as liquidated damages.

5. Any notice required pursuant hereto shall be sufficient if recorded in writing and sent by any means of communication that allows the sending party to show proof that the said notice was effectively delivered to the receiving party.

Page 10 of 12

6. Each of the parties may sign a different copy hereof and the two (2) copies signed shall constitute a single and same document.

IN WITNESS WHEREOF the Offerer has signed hereunder on this 22nd day of April 2005.

(signed)
Yves Thériault

IN WITNESS WHEREOF the Beneficiary, through its authorized representative duly authorized for this purpose, has signed hereunder on this 22nd day of April 2005.

(signed)
Business Development Bank of Canada

Page 11 of 12

McINNES COOPER

LAWYERS, NOTARIES AND TRADEMARK AGENTS

Denise A. LeBlanc, Q.C./c.r.
Direct number 506 877 0862
denise.leblanc@mcinnescooper.com

Place Moncton
655 Main Street
P.O. 1368
Moncton, New Brunswick
Canada E1C 8T6
Telephone: 506 857 8970
Fax: 506 857 4095
www.mcinnescooper.com

Our file: BM-1737
June 9, 2005

BY FAX ONLY (450) 686-2822

Deveau, Lavoie, Bourgeois, Lalande & Associates
Lawyers – Notaries
2540, boul. Daniel-Johnson, Suite 400
Laval, QC H7T 2S3

Attention of Me Pascal Thibodeau

Re: Mr. Yves Thériault
Breuvages Lorie Beverages Inc.

Dear Me Thibodeau,

This letter is in reference to our correspondence via fax of June 7, 2005.

The BDBC agreed to grant us a delay as a result of which the closing of the transaction will take place **on or before June 23, 2005**. Taking into account the Saint Jean Baptiste holiday, we consider that it would be easier to conclude a transaction on the 23rd rather than on the 24th of June.

With respect to the amount of $50,000 that you propose in your letter, the BDBC accepts this amount. However, it is understood that this amount will be an increase of the down payment mentioned in paragraph 4 of the document entitled "Amendments to the Offer to Purchase", signed by your client on April 22, 2005. Given that in your correspondence dated May 9, 2005, you informed us that the conditions had been met, in accordance with paragraph **4 b)** of the same document, **the additional sum of $50,000 will be not refundable to your client if your client does not complete the transaction at the latest on June 23, 2005.**

Would you be so kind as to confirm in writing your client's consent to the contents hereof and, as the case may be, to send us the amount of $50,000, payable to McInnes Cooper *in trust* on or before **June 13, 2005**.

Yours truly,

McINNES COOPER

(signed)
Denise A. LeBlanc, Q.C.

c.c. via fax: Client
Me Jean-Pierre LeBlanc, Bossé Viola LeBlanc Nowlan

Page 12 of 12

EXHIBIT 10.13 ANNEXE

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

AGREEMENT CONCERNING THE PAYMENT OF A COMMISSION
TO
YVES THÉRIAULT
AND
TRANSACTION/RECEIPT, RELEASE & DISCHARGE

CONSIDERING the Promise to Sell which intervened between Water Bank of America Inc. (hereinafter designed “WBOA”) and Mr. Bruno St-Onge, copy of which is annexed to the present (hereinafter the “Promise to Sell”);

CONSIDERING that Yves Thériault claims to be entitled to a sum of money from Water Bank of America Inc. in connection with such Promise to Sell (hereinafter designated the “Commission”), and that WBOA agrees to pay to the former a one time flat sum to this effect;

AND THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Preamble

1.1	The preamble is an integral part hereof as if recited at length.

2.	Commission

2.1	Considering the Promise to Sell, the parties covenant that the Commission payable to Mr. Yves Thériault shall be $100,000.00 payable as follows:

•
An amount of $50,000.00 concurrently with the signature of the present, which Mr. Yves Thériault hereby acknowledges having received and gives quittance to such extent (hereinafter designated the “First Instalment”);

•
An amount of $50,000.00 when WBOA shall be a public company listed on a recognized Canadian or American Stock Exchange such as the TSX or, at the latest, by September 18, 2006 (hereinafter designated the “Second Instalment”).

1

3.	Quittance

3.1
Save and except for the Second Instalment, and in consideration of the payment of the First Instalment, Yves Thériault hereby gives complete, final, and definitive release, quittance and discharge from any claim, of any nature whatsoever, which he has, has had, or which he may have against WBOA, its directors, officers, employees, shareholders, representatives, mandataries, and/or its management;

4.	General disposition

4.1	The present agreement shall be subject to the applicable laws in the Province of Quebec;

4.2	The present agreement constitutes a transaction pursuant to and in accordance with Article 2631 of the Civil Code of Quebec.

SIGNED at Montreal, January 27, 2006

(SGD)

Yves THÉRIAULT

WATER BANK OF AMERICA INC.

(SGD)

Per: Jean-Jean Pelletier Duly authorized, as he so declares

TO WHICH INTERVENED:

GESTION BRUNO ST-ONGE INC.
(SGD)

per: Bruno St-Onge Duly authorized, as he so declares

(SGD)

Bruno ST-ONGE

2

EXHIBIT 10.13 ANNEXE

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

[TRANSLATION]

PLEDGE AGREEMENT

BETWEEN:
WATER BANK OF AMERICA INC., a corporation legally incorporated pursuant to the Canada Business Corporations Act, with its registered office at 1000, de la Gauchetière West, Suite 2400, Montreal, Quebec H3B 4W5, acting herein and represented by Michel P. Pelletier, duly authorized by a resolution of its sole director adopted on July 28, 2005;

(hereinafter referred to as: the “Grantor”)

AND:	YVES THÉRIAULT, domiciled and residing at 2230, rue Viau, Montreal, Province of Quebec, Canada, H1V 3H5;

(hereinafter referred to as: “Thériault”)

AND:
GESTION BRUNO ST-ONGE INC., a body politic duly incorporated pursuant to Part 1A of the Companies Act (Quebec), with its registered office at 2400, boul. Des Chenaux, Trois-Rivières, Quebec, Canada, G8Z 1A1, acting herein and represented by Bruno St-Onge, duly authorized by a resolution of its sole director adopted on July 28, 2005;

(hereinafter referred to as: “Gestion”)

(Thériault and Gestion hereinafter collectively referred to as: the “Creditor”).

AND:
4287762 CANADA INC., a corporation legally incorporated pursuant to the Canada Business Corporations Act, with its registered office at 12,271 Route 11, Village Blanchard, New Brunswick, Canada E8P 1R4, acting herein and represented by Yves Thériault, duly authorized by a resolution adopted on July 28, 2005;

(hereinafter referred to as: the “Corporation”)

AND:
DEVEAU, LAVOIE, BOURGEOIS, LALANDE & ASSOCIATES, LLC, a law firm having its principal place of business at 2540, boul. Daniel-Johnson, Suite 400, Laval, Province of Quebec, H7T 2S3, duly represented by Me Pascal Thibodeau, lawyer and tax consultant;

(hereinafter referred to as: the “Depositary”)

WHEREAS pursuant to an Agreement of Sale of Shares entered into on the same date (hereinafter referred to as: the “Agreement”), the Grantor acquired from the Creditor all of the Corporation’s issued and outstanding shares, which are described in greater detail as follows:

Shareholders	Number and Class of Shares	Certificate
Grantor	100 Class “A” Shares	A-5

(hereinafter referred to as: the “Shares”);

WHEREAS following the sale transaction, the Grantor owes an amount of five hundred and twenty-six thousand nine hundred and forty-three dollars ($426,943.00) to the Creditor, the whole as it appears from the following table:

Balance of purchase price	$425,000.00
Reimbursement of tax credits	$4,443.22
Total	$429,433.22

and the Creditor has demanded that the Shares be handed over to the Depositary as a guarantee for the balance of the purchase price and other amounts owed;

WHEREAS the parties have agreed to record in writing the terms and conditions governing the exercise of the rights of the Creditor in the above-mentioned context;

AS A CONSEQUENCE OF THE PRECEDING, THE PARTIES AGREE AS FOLLOWS:

1.	RECITALS AND SCHEDULES

The preamble and the schedules, if any, are an integral part hereof.

2.	ESTABLISHMENT OF PLEDGE

The Grantor grants a hypothec in favour of the Creditor with respect to the Shares held by the Grantor in the share capital of the Corporation for an amount equal to the balance of the purchase price, the whole plus twenty-five percent (25%). Thus, concurrently with the execution hereof, the Grantor hands over the Shares duly endorsed to the Creditor who will hold them through the intermediary of the Depositary, such Shares being pledged as a guarantee of the payment to the Creditor of the sums owed to it pursuant to the Agreement.

3.	REPRESENTATIONS OF THE GRANTOR

The Grantor makes the following representations:

It is the true registered owner of the Shares;

It has not granted any options or any other rights whatsoever to anyone regarding the purchase of the Shares;

The Shares are free of any pledge, hypothec, security interest or other charge or appropriation whatsoever.

4.	OBLIGATIONS OF THE GRANTOR

The Grantor herewith hands over in negotiable form, that is to say with a blank endorsement in favour of the Depositary, the original share certificate A-5 representing the Shares of the Corporation secured by hypothec pursuant to Section 1 in order that it may be disposed of according to the terms and conditions hereof, said certificate being annexed hereto as Schedule 4.

If, for any reason whatsoever, the Grantor receives, in replacement thereof or in addition thereto, any new share certificates of the Corporation, it agrees to hand over the same to the Depositary within five (5) days of its receipt, without the latter being required to make any requests to that effect.

The Shares secured by the hypothec shall only be delivered to the Creditor if the Grantor is in default pursuant hereto or pursuant to the Agreement.

5.	EXERCISE OF RIGHTS ATTACHED TO THE SHARES

Subject to the provisions hereof, the Grantor shall, during the entire period of the deposit, have the benefit of all of the rights conferred by the Shares, including the right to receive any dividends declared by the Corporation and to elect the board of directors of the Corporation.

However, the Grantor undertakes to exercise all of the rights attached to the Shares so as to comply with the covenants undertaken hereunder and so as not to reduce the value of the security relating thereto.

6.	DEFAULT

The Grantor will be in default, giving rise to the provisions hereof, upon occurrence of the following events:

(1)	The Grantor fails to honour or satisfy any of the obligations undertaken with respect to the Creditor pursuant to the Agreement or pursuant hereto;

(2)	In the event of any new issuance of Shares in the share capital of the Corporation not authorized by the Creditor;

(3)
In the event of any transfer, issuance, sale, conveyance or other types of assignment of all or a portion of the Shares of the Corporation not authorized by the Creditor notwithstanding the preceding, the Corporation may at all times pay dividends to the Grantor provided that the total amount be used to pay the balance of the purchase price owed pursuant to the Agreement;

(4)	In the event of any sale, in whole or in part, of the assets of the Corporation other than in the ordinary course of business of the Corporation, not authorized by the Creditor;

(5)
In the event of the declaration of dividends, the purchase or the re-purchase of Shares of the Corporation as well as the payment of any amount in cash to shareholders, directors, executive officers or officers of the Corporation or of the Grantor not authorized by the Creditor;

(6)	In the event of the merger, liquidation, dissolution or bankruptcy, voluntary or forced, of the Corporation or the Grantor not authorized by the Creditor;

(7)
In the event of any action by the Grantor or by any other person not dealing at arm’s length with the Grantor resulting in the reduction of the value of the assets of the Corporation or of the value of the Corporation;

(8)	If, on September 18, 2006, the Grantor is not a public corporation whose Shares are listed on a recognized Canadian or American stock exchange, such as the TSX.

7.	OBLIGATION TO SURRENDER THE SHARES

If an event of default occurs and if the Grantor does not cure such default or see to it that it is cured within fifteen (15) days after receipt of a written notice from the Creditor stating the default by the Grantor, the Grantor undertakes to surrender the Shares in order that the Creditor may take them in payment or may itself sell them or have them sold by court order. At the time of the surrender of the Shares, the Grantor also undertakes to waive any amount that may be owed to the Grantor by the Corporation and to grant to the Corporation and to the Creditor full, final and general acquittance.

In the event of the surrender, the Grantor undertakes to sign any document required by the Creditor to obtain the resignation of the current directors, to grant acquittance to the Creditor, to complete and validate the voluntary surrender and to waive to request the reimbursement of the amounts paid to the Creditor or the Corporation, ackowledging the Creditor’s right to keep such amounts as liquidated damages, without however affecting the other rights and recourses of the Creditor.

In addition to the covenants described in greater detail in the preceding paragraphs, if an event of default occurs and if the Grantor does not cure such default or does not see to it that such default is cured within fifteen (15) days after receipt of a notice from the Creditor stating the default by the Grantor, the latter shall undertake as follows:

(1)	All the equipment relating to the production of ice cubes shall remain in New Brunswick;

(2)	Allow the Creditor to manufacture as many ice cubes as it wishes provided that they may only be sold to the Grantor.

Notwithstanding the preceding, the Creditor may sell to any person other than the Grantor if the Grantor’s orders are not sufficient to attain a volume of sales sufficient to ensure the profitability of the Creditor’s ice cube business.

8.	DELIVERY OF THE CERTIFICATE TO THE DEPOSITARY

The Depositary acknowledges having received share certificate A-5 of the Corporation representing the Shares contemplated herein. Subject to any provision to the contrary, the said certificate shall remain registered in the name of the Grantor.

As a result of the execution hereof, the Depositary acknowledges having received, for and on behalf of the Creditor, the Shares encumbered as a result of the pledge granted by the Grantor and the written evidence of the movable hypothec in favour of the Creditor, as required by Article 2705 of the Civil Code of Quebec.

9.	CUSTODY OF THE CERTIFICATES

Subject to any provisions hereof to the contrary and until such time as an event of default occurs, the Depositary shall, as long as the present pledge is in effect, have custody of the certificate or certificates representing the Shares and shall ensure that any transaction with respect to these Shares and requiring an intervention by it be carried out in accordance with the provisions hereof, by keeping the certificate or certificates in its possession until the full satisfaction of the obligations of the Grantor, either pursuant to the Agreement or pursuant hereto, unless the Depositary has obtained the prior written consent of the Creditor to the contrary effect.

10.	DUTIES OF THE DEPOSITARY

It is understood between the Grantor and the Creditor that the duties of the Depositary shall be as follows:

Upon receipt of a written authorization from the Creditor or a copy of a discharge signed by the Creditor, the Depositary shall hand over to the Grantor the share certificate or certificates in its possession as well as any other document that may be in its possession and that was handed over pursuant hereto;

If the Grantor does not obtain from the Creditor the above-mentioned discharge, notwithstanding that the Grantor has satisfied all of its obligations pursuant to the Agreement, the Grantor may deliver to the Depositary a sworn statement certifying the full payment of the amounts due to the Creditor in capital and interest, as the case may be. Upon receipt of such statement, the Depositary shall send a copy thereof to the Creditor who shall have a period of fifteen (15) business days, from the date of receipt of said statement, to contest the delivery of the Shares pledged. If the Creditor does not make any adverse claim within the prescribed period, the Depositary shall then proceed with the delivery of the Shares to the Grantor without any other notice or formality;

However, if within fifteen (15) business days the Depositary receives a detailed notice of an adverse claim from the Creditor, it shall then keep the Shares in its possession until such time as the parties have settled their dispute amicably or following a final decision rendered by an arbitrator or a competent court, as the case may be;

In the event of a default by the Grantor to fulfil its obligations, the Depositary, after the Creditor has given the Grantor the necessary notices, either pursuant to the Agreement or pursuant to the Civil Code of Quebec, with respect to remedies regarding hypothecs or regarding the provisions of any agreement between shareholders in effect between the shareholders of the Corporation, may complete, for and on behalf of the Grantor, all of the documents, acts, certificates and other written instruments required or useful for the fulfilment or performance of the covenants undertaken by the Grantor pursuant hereto, including the transfer of the Shares;

In the event of litigation between the Grantor and the Creditor regarding their respective rights pursuant hereto or pursuant to the Agreement, the Depositary shall be relieved of any responsibility resulting from the custody of the certificate or certificates representing the Shares until such time as the Grantor and the Creditor have settled their dispute in writing or until such time as a final decision is rendered by an arbitrator or a competent court and communicated in writing to the Depositary;

Subject to any express provision to the contrary, it is understood and agreed that the responsibility of the Depositary is limited to the use, as provided herein, of the certificate or certificates representing the Shares and of any other document that it may have in its possession pursuant hereto or pursuant to the Agreement.

The Depositary is in no way bound to institute legal proceedings that are incumbent for any reason relating to its duties pursuant hereto;

The Depositary shall only be held liable for its own actions, negligence and defaults. It shall not be held liable in the event that it refuses to act following the advice of an independent legal advisor;

To ensure the publication, at the expense of the Grantor, of the present agreement in the Register of personal and movable real rights.

11.	PROVISIONS REGARDING THE DEPOSITARY

The Depositary is entitled to resign from its duties at all times and without being required to give grounds therefore. This measure shall be carried out by means of a prior notice to this effect of at least fifteen (15) business days, communicated to the Creditor and the Grantor;

The Creditor and the Grantor may jointly remove the Depositary from its duties by means of a prior written notice to this effect of at least fifteen (15) business days;

In the event of the resignation or removal of the Depositary, the Grantor and the Creditor shall, before the effective date of the resignation or removal, jointly name a new depositary and inform the resigning or removed Depositary of this new appointment. After the payment of any fees that may still be owed to the Depositary, the latter shall hand over to its successor the share certificates and any other documents that may be in its possession and belonging to either of the parties hereto and that have been handed over to the Depositary with respect to its duties;

Following the remittance of the share certificates and any other documents in accordance with the preceding paragraph, the resigning or removed Depositary shall no longer be liable for any other responsibility pursuant hereto;

If the Depositary is called upon to intervene or to act in accordance with the terms and conditions hereof, it shall be entitled to a remuneration calculated based on its professional fees in effect at the time of the intervention, as well as the reimbursement of expenses and disbursements that it may have incurred with respect thereto, including fees that it may be called upon to pay, when it deemed it appropriate, in order to obtain any legal opinion regarding the fulfilment of the obligations that are incumbent upon it pursuant hereto, as well as for any legal proceedings that may be instituted against it pursuant hereto, with the exception however of any civil or criminal proceedings following which the Depositary is found guilty of theft, fraud, omission or gross negligence. Such remuneration and fees shall be payable by the party which requested the intervention by the Depositary. In all other cases, the remuneration shall be borne by the Grantor;

The Grantor expressly acknowledges that, in the event of a misunderstanding or a conflict between the Grantor and the Creditor, the Depositary may continue to represent and act on behalf of the Creditor, in particular, but without limiting the generality of the preceding, with respect to the transactions that are described in greater detail herein and in the Agreement.

12.	OBLIGATIONS OF THE CREDITOR

The Creditor undertakes and is bound, upon having received from the Grantor all of the amounts mentioned in the Agreement, including the interests, as the case may be, to sign a discharge with respect to the present hypothec and to facilitate the delivery of the Shares by the Depositary to the Grantor;

As long as the Grantor complies with the terms and conditions hereof and of the Agreement, the Creditor undertakes not to disturb the peaceful enjoyment of the rights relating to the Shares belonging to the Grantor;

The Grantor acknowledges that the ownership, the dividends and the benefits relating to the Shares, including the voting rights relating to the Shares, as the case may be, belong to the Grantor which is entitled to benefit therefrom and dispose thereof as long as it is not in default pursuant hereto or pursuant to the Agreement;

The hypothec created hereby shall be published at the Register of personal and movable real rights at the expense of the Grantor.

13.	GENERAL PROVISIONS

The final and constructive provisions of the Agreement apply hereto mutatis mutandis.

IN WITNESS WHEREOF, THE PARTIES SIGNED IN LAVAL, ON THE 28TH DAY OF JULY 2005

The Grantor:	The Creditor:
Water Bank of America	4287762 Canada Inc.

By: (signed)	By: (signed)
Michel P. Pelletier	Yves Thériault

The Creditor:

(signed)
Yves Thériault

Gestion Bruno St-Onge Inc.

By: (signed)
Bruno St-Onge

The Depositary:
Deveau, Lavoie, Bourgeaois, Lalande & Associates

By: (signed)
Me Pascal Thibodeau

SCHEDULE 4

SHARE CERTIFICATE NUMBER A-5

EXHIBIT 10.13 ANNEXE

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

[TRANSLATION]

ACQUITTANCE AND CANCELLATION OF PLEDGE AGREEMENT ENTERED INTO ON JULY 28, 2005

WHEREAS Yves Thériault is a party to an Agreement of Sale of Shares entered into on July 28, 2005 (hereinafter referred to as the “Agreement of Sale of Shares”) whereby Water Bank of America Inc. (hereinafter referred to as “WBOA”) acquired all of the issued and outstanding shares in the share capital of 4287762 Canada inc. (hereinafter referred to as the “Corporation”);

WHEREAS Yves Thériault hereby acknowledges that WBOA, as of the date hereof, paid in full the purchase price provided for in Section 3 of the Agreement of Sale of Shares, as well as any amount owed to WBOA pursuant to the Pledge Agreement;

WHEREAS Yves Thériault is also a party to a Pledge Agreement entered into on July 28, 2005 (hereinafter referred to as the “Pledge Agreement”) whereby the share certificate bearing number A-5 representing the shares acquired by WBOA pursuant to the Agreement of Sale of Shares, was deposited with the law firm of Deveau, Lavoie, Bourgeois, Lalande and Associates, LLC, which firm shall act as depositary pursuant to the Pledge Agreement;

WHEREAS the Pledge Agreement provides, in Section 6 thereof, multiple events of default, including the event whereby WBOA would be in default if, on September 18, 2006, it was not a public corporation whose shares were listed on a recognized Canadian or American stock exchange, such as the TSX;

THE PARTIES AGREE AS FOLLOWS:

1.	Preamble

1.1	The preamble is an integral part hereof as if it had been recited in full.

2.	Quittance

2.1
Yves Thériault hereby acknowledges having received on this same day an amount of $175,816.69 by certified cheque bearing #5301, as well as a certificate of shares totalling 3,000,000 shares in the share capital of WBOA, as well as an option to purchase 200,000 common shares of WBOA (and this notwithstanding the clerical error contained in the Agreement of Sale of Shares stipulating that such options relate to the shares of the Corporation due to the fact that all of the parties agree that the options relate to shares of WBOA), the whole according to the purchase price provided for in Section 3 of the Agreement of Sale of Shares;

2.2
Yves Thériault acknowledges that an additional amount of $103,660.27 (hereinafter referred to as the “Debt”) is also owed to him by WBOA but that he in turn owes said amount to Gestion Bruno St-Onge Inc. Considering the promise to sell annexed hereto as Schedule A, it is agreed that WBOA hereby subrogate Yves Thériault with respect to the debt, which subrogation is hereby accepted by Gestion Bruno St-Onge Inc. Considering the foregoing, Gestion Bruno St-Onge Inc. gives full, final and definitive acquittance of any claim for any reason whatsoever that it has had, presently has or may have against Yves Thériault with respect to the debt;

2.3
As a result of the preceding, Yves Thériault hereby gives full, final and definitive acquittance to WBOA with respect to any claim which may arise, directy or indirectly, from the Agreement of Sale of Shares and/or the Pledge Agreement and waives any right, action, right of action, relief and/or other proceedings against WBOA with respect thereto.

3.	Cancellation of the Pledge Agreement

3.1
Considering the foregoing, Yves Thériault grants WBOA a discharge regarding any event of default as provided for in the Pledge Agreement and hereby declare agreeing to the cancellation of the Pledge Agreement.

4.	Interventions

4.1	WBOA, Mr. Bruno St-Onge and Gestion Bruno St-Onge Inc. intervene herein to confirm that they agree to cancel the Pledge Agreement;

4.2
Accordingly, the parties gave Deveau, Lavoie, Bourgeois, Lalande and Associates, LLP irrevocable instructions, the depositary with respect to the Pledge Agreement, to hand over the share certificate bearing number A-5 to WBOA, as well as the Corporation’s minute books and any documents relating thereto;

4.3
The law firm of Deveau, Lavoie, Bourgeois, Lalande and Associates, LLP, depositary pursuant to the Pledge Agreement, intervenes herein to confirm that it accepts the instructions stipulated hereinabove.

5.	Cancellation

5.1	The parties hereto acknowledge and declare that WBOA is in no way in default with respect to the terms of the Agreement of Sales of Shares and the Pledge Agreement;

5.2	Considering the foregoing, the parties declare the Pledge Agreement null and void on the basis of the execution hereof.

6.	Governing Law

6.1	This agreement is governed by the laws applicable in the Province of Quebec.

SIGNED in Montreal on January 27, 2006

(signed)
Yves THÉRIAULT

GESTION BRUNO ST-ONGE INC.

(signed)
By: Bruno ST-ONGE duly authorized as declared by him

(signed)
Bruno ST-ONGE

DEVEAU, LAVOIE, BOURGEOIS, LALANDE AND ASSOCIATES, LLP,

(signed)
By: Me David Champagne duly authorized as declared by him

(signed)
By: Mathieu Kellner duly authorized as declared by him

WATER BANK OF AMERICA INC.

(signed)
By: Jean-Jean Pelletier duly authorized as declared by him

EXHIBIT 10.13 ANNEXE

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

[TRANSLATION]

TRANSACTION AND ACQUITTANCE RECEIPT

WHEREAS Yves Thériault, director of 4287762 Canada Inc., alleges that the latter owes him certain amounts of money with respect to expenses incurred and/or services rendered;

WHEREAS Yves Thériault acknowledges never having been employed by 4287762 Canada Inc. and consequently no salary, bonuses, commissions or other form of remuneration are owed to him;

WHEREAS 4287762 Canada Inc. and Yves Thériault wish to settle hereby any past, present or future litigation;

THE PARTIES AGREE AS FOLLOWS:

1.	Preamble

1.1	The preamble constitutes an integral part hereof as if it had been recited in full.

2.	Settlement

2.1
In consideration of the payment of an amount of $25,000, which Yves Thériault acknowledges having received as of the date hereof, Yves Thériault hereby gives 4287762 Canada Inc., its directors, officers, executive officers, employees, shareholders, representatives and/or mandataries full, final and definitive acquittance of any claim of any nature whatsoever that he may have had, may presently have or could have against 4287762 Canada Inc.;

2.2
In consideration of the payment of the amount of $25,000, Yves Thériault waives any right, right of action or claim of any nature whatsoever with respect to the preceding, and declares that all of the rights and obligations that may have arisen pursuant to any relationship that he entertained with 4287762 Canada Inc. are henceforth extinguished and non claimable.

3.	General Provisions

3.1	This agreement is governed by the laws applicable in the Province of Quebec.

3.2	This agreement is a transaction within the meaning of article 2631 of the Civil Code of Quebec.

SIGNED in Montreal on January 27, 2006

(signed)
Yves THÉRIAULT

4287762 CANADA INC.

(signed)
By: Bruno ST-ONGE duly authorized as declared by him

(signed)
By: Yves THÉRIAULT duly authorized as declared by him

(signed)
By: Jean-Jean PELLETIER duly authorized as declared by him